LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                           EGAN HUB PARTNERS, L.L.C.

                         Dated as of December 31, 1997

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                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I       DEFINITIONS..................................................1

ARTICLE II      FORMATION OF THE COMPANY.....................................2
      2.1       FORMATION....................................................2
      2.2       NAME.........................................................3
      2.3       PLACE OF BUSINESS............................................3
      2.4       REGISTERED OFFICE AND REGISTERED AGENT.......................3
      2.5       TERM.........................................................3
      2.6       PURPOSE OF THE COMPANY.......................................3

ARTICLE III     INITIAL MEMBER...............................................3

ARTICLE IV      CAPITAL OF THE COMPANY.......................................4
      4.1       COMMON SHARES; INITIAL CONTRIBUTIONS.........................4
      4.2       COMMON SHARES; VOTING........................................4
      4.3       NO FURTHER OBLIGATION........................................4

ARTICLE V       MEETINGS OF MEMBERS; AMENDMENTS..............................4
      5.1       PLACE OF MEETINGS............................................4
      5.2       ANNUAL MEETING...............................................4
      5.3       SPECIAL MEETINGS.............................................5
      5.4       NOTICE OF MEETINGS...........................................5
      5.5       MEETING OF ALL MEMBERS.......................................5
      5.6       REGISTERED HOLDERS OF COMMON SHARES; CLOSING OF COMMON SHARES
                TRANSFER RECORD; AND RECORD DATE.............................5
      5.7       QUORUM; ADJOURNMENT..........................................6
      5.8       MANNER OF ACTING.............................................6
      5.9       PROXIES......................................................6
      5.10      ACTION BY MEMBERS WITHOUT A MEETING..........................6

ARTICLE VI      RIGHTS AND DUTIES OF MANAGERS................................7
      6.1       MANAGEMENT...................................................7
      6.2       NUMBER, QUALIFICATIONS AND TERMS.............................7
      6.3       POWERS OF THE MANAGERS.......................................7
      6.4       INITIAL MANAGERS AND CHAIRMAN................................7
      6.5       PLACE OF MEETINGS............................................7
      6.6       REGULAR MEETINGS.............................................7
      6.7       SPECIAL MEETINGS.............................................8
      6.8       ATTENDANCE AT AND NOTICE OF MEETINGS.........................8
      6.9       QUORUM OF AND ACTION BY MANAGERS.............................8
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      6.10      MANAGER AND COMMITTEE ACTION WITHOUT A MEETING...............8
      6.11      MANAGER AND COMMITTEE TELEPHONE MEETINGS.....................8
      6.12      COMPENSATION.................................................8
      6.13      REMOVAL; VACANCIES...........................................9
      6.14      COMMITTEES...................................................9
      6.15      VOTING......................................................10
      6.16      LIABILITY OF MANAGERS.......................................12

ARTICLE VII     OFFICERS....................................................13
      7.1       DESIGNATION.................................................13
      7.2       POWERS AND DUTIES...........................................14
      7.3       VACANCIES...................................................14
      7.4       REMOVAL.....................................................14

ARTICLE VIII    INDEMNIFICATION.............................................14
      8.1       GENERAL.....................................................14
      8.2       EXPENSES RELATED TO PROCEEDINGS.............................14
      8.3       ADVANCEMENT OF EXPENSES.....................................15
      8.4       REQUEST FOR INDEMNIFICATION.................................15
      8.5       NONEXCLUSIVITY OF RIGHTS....................................15
      8.6       INSURANCE AND SUBROGATION...................................15
      8.7       SEVERABILITY................................................15
      8.8       CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION.............15
      8.9       DEFINITIONS.................................................16
      8.10      NOTICES.....................................................16
      8.11      CONTRACTUAL RIGHTS..........................................16

ARTICLE IX      ISSUANCE OF CERTIFICATES....................................17
      9.1       ISSUANCE OF CERTIFICATES....................................17

ARTICLE X       ALLOCATIONS AND DISTRIBUTIONS...............................17
      10.1      ALLOCATIONS.................................................17
      10.2      DISTRIBUTIONS...............................................17

ARTICLE XI      DISSOLUTION AND TERMINATION.................................17
      11.1      DISSOLUTION.................................................17
      11.2      EFFECT OF DISSOLUTION.......................................18
      11.3      WINDING UP, LIQUIDATING AND DISTRIBUTION OF ASSETS..........18
      11.4      CERTIFICATE OF CANCELLATION.................................19
      11.5      RETURN OF CONTRIBUTION NON-RECOURSE TO OTHER MEMBERS........19

ARTICLE XII     MISCELLANEOUS PROVISIONS....................................19
      12.1      AMENDMENTS..................................................19
      12.2      BOOKS AND RECORDS...........................................19
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      12.3      WAIVER OF NOTICE............................................19
      12.4      RESIGNATIONS................................................19
      12.5      SEAL........................................................20
      12.6      FISCAL YEAR.................................................20
      12.7      APPLICATION OF DELAWARE LAW.................................20
      12.8      WAIVER OF ACTION FOR PARTITION..............................20
      12.9      EXECUTION OF ADDITIONAL INSTRUMENTS.........................20
      12.10     HEADINGS....................................................20
      12.11     WAIVERS.....................................................20
      12.12     RIGHTS AND REMEDIES CUMULATIVE..............................20
      12.13     SEVERABILITY................................................20
      12.14     HEIRS, SUCCESSORS AND ASSIGNS...............................20
      12.15     CREDITORS...................................................21
      12.16     COUNTERPARTS................................................21



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                      LIMITED LIABILITY COMPANY AGREEMENT
                         OF EGAN HUB PARTNERS, L.L.C.

            This Limited Liability Company Agreement (this "Agreement") is dated as of December 31, 1997, by Market Hub Partners Storage, L.P., a Delaware limited partnership ("Storage L.P.").

            WHEREAS, a certificate of formation of Egan Hub Partners, L.L.C. (the "Company") has been filed with the Secretary of State of the State of Delaware; and

            WHEREAS, Storage L.P. is the Initial Member of the Company; and

            WHEREAS, it is desired that the orderly management of the affairs of the Company be provided for;

            NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

            The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

                "Affiliate," with respect to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "Agreement" shall mean this Agreement as originally executed and as it may be amended from time to time hereafter.

                "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

                "Certificate of Formation" shall mean the Certificate of Formation of the Company filed with and endorsed by the Secretary of State of the State of Delaware, as such certificate may be amended from time to time hereafter.

                "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

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                "Common Share" shall mean an undivided portion of all of the rights, duties, obligations and ownership interests in the Company.

                "Delaware Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time hereafter.

                "Entity" shall mean any foreign or domestic general partnership, limited partnership, limited liability company, corporation, joint enterprise, trust, business trust, employee benefit plan, cooperative or association.

                "Fiscal Year" shall mean the Company's fiscal year, which shall be determined by the Managers in accordance with Section 706(b) of the Code.

                "Initial Member" shall mean Storage L.P.

                "Manager" shall mean any of the managers of the Company duly appointed or elected to serve in such capacity under Delaware law and this Agreement.

                "Member" shall mean Storage L.P. and each Person to whom Storage L.P. transfers Common Shares and who executes a counterpart of this Agreement as a Member, but shall not include any Member that ceases to be a Member.

                "Person" shall mean any individual or Entity, and any heir, executor, administrator, legal representative, successor or assign of such "Person" where the context so admits.

                "Special Majority Vote" shall mean a simple majority of disinterested, non-affiliated Managers (counting all Managers affiliated with the holders of Class C Common Stock of Market Hub Partners, Inc. as one Manager for this purpose).

                "Supermajority Vote" shall mean the affirmative vote of not less than one-half (per capita) of the Managers (rounded, in the case of a fraction, to the next whole number, and counting all Managers who also serve as directors of Market Hub Partners, Inc. and are appointed by the holders of the Class C Common Stock of such corporation as one Manager for this purpose) representing voting power of at least 80% in the aggregate.

                                  ARTICLE II

                           FORMATION OF THE COMPANY

            2.1 FORMATION. On December 31, 1997, the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware pursuant to the Delaware Act.

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            2.2 NAME. The name of the Company is Egan Hub Partners, L.L.C. If the Company shall conduct business in any jurisdiction other than the State of Delaware, it shall register the Company or its trade name with the appropriate authorities in such state in order to have the legal existence of the Company recognized.

            2.3 PLACE OF BUSINESS. The Company may locate its places of business and registered office at any place or places as the Managers may from time to time deem advisable. The Company may also have offices at such other places both within and without the State of Delaware as the Managers of the Company may determine from time to time or as the business of the Company may require.

            2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office shall be at the office of its registered agent at 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address shall be The Corporation Trust Company.

            2.5 TERM. The Company and this Agreement shall continue until the earliest of (a) such time as all of the Company's assets have been sold or otherwise disposed of or (b) such time as the Company's existence has been terminated as otherwise provided herein or in the Delaware Act.

            2.6 PURPOSE OF THE COMPANY. The purpose of the Company shall be to do any or all things that may lawfully be done by a limited liability company pursuant to the Delaware Act. The Company shall have any and all powers necessary or desirable to carry out the purpose and business of the Company to the extent the same may be legally exercised by limited liability companies under the Delaware Act. The Company shall carry out the foregoing activities pursuant to the Certificate of Formation and this Agreement.

                                  ARTICLE III

                                INITIAL MEMBER

            The name and place of business of the initial Member (the "Initial Member") is as follows:

                              Market Hub Partners Storage, L.P.
                              16420 Park Ten Place

                              Suite 420
                              Houston, Texas  77084

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                                  ARTICLE IV

                            CAPITAL OF THE COMPANY

            4.1   COMMON SHARES; INITIAL CONTRIBUTIONS.

                  (a) A class of equity interests denominated the "Common Shares" is hereby designated as the sole class of equity interests of the Company. Each issued and outstanding Common Share shall at any time represent that undivided portion of all of the rights, duties, obligations and ownership interests in the Company in proportion to the total number of Common Shares outstanding at such time. The aggregate number of Common Shares which the Company shall have authority to issue is one thousand (1,000) Common Shares.

                  (b) The Company has issued to the Initial Member one thousand (1,000) Common Shares in consideration of the payment of $1,000 by the Initial Member to the Company. Such Common Shares have been validly issued and are outstanding, fully paid and nonassessable.

            4.2 COMMON SHARES; VOTING. Each Common Share shall be entitled to one vote on each matter submitted to a vote of holders of Common Shares. Common Shares shall be entitled to vote on each matter submitted to a vote of Members.

            4.3 NO FURTHER OBLIGATION. No Member shall have any obligation to provide additional funds to the Company, whether by Capital Contributions, loans, return of monies received pursuant to the terms of this Agreement or otherwise.

                                   ARTICLE V

                        MEETINGS OF MEMBERS; AMENDMENTS

            5.1 PLACE OF MEETINGS. Meetings of Members shall be held at such place within or without the State of Delaware as may be designated by the Managers of the Company or the officer calling the meeting. If no designation is made, the meeting shall be held at the principal offices of the Company.

            5.2 ANNUAL MEETING. The annual meeting of the Members of this Company shall be held on March 31 of each year, at ten o'clock A.M., and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing Managers and of transacting such other business as may properly come before the meeting. The Managers of the Company shall designate the place for the holding of such meeting, and at least ten days' notice shall be given to the Members of the place so fixed. If the day designated herein is a legal holiday, the annual meeting shall be held on the first succeeding day which is not a legal holiday. If for any reason the annual meeting shall not be held on the day designated herein, the Managers of the Company shall cause the annual

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meeting to be held as soon thereafter as may be convenient. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.

            5.3 SPECIAL MEETINGS. Special meetings of the Members may be called at any time by the Chairman, the President, all of the Managers or the Members of the Company. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held not less than ten nor more than 60 days after the receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Every special meeting of the Members shall be held at such place within or without the State of Delaware as the Managers of the Company may designate, or, in the absence of such designation, at the registered office of the Company in the State of Delaware.

            5.4 NOTICE OF MEETINGS. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary or President of the Company, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at such Member's address as it appears on the transfer records of the Company, with postage thereon prepaid. If transmitted by way of facsimile, such notice shall be deemed to be delivered on the date of such facsimile transmission to the fax number, if any, for the respective Member that has been supplied by such Member to the Manager and identified as such Member's facsimile number.

            5.5 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

            5.6 REGISTERED HOLDERS OF COMMON SHARES; CLOSING OF COMMON SHARES TRANSFER RECORD; AND RECORD DATE.

                  (a) REGISTERED HOLDERS AS OWNERS. Unless otherwise provided under Delaware law, the Company may regard the person in whose name any shares issued by the Company are registered in the transfer records of the Company at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this Section 5.6) as the owner of those Common Shares at that time for purposes of voting those Common Shares, receiving distributions thereon or notices in respect thereof, transferring those Common Shares, exercising rights of dissent with respect to those Common Shares, entering into agreements with respect to those Common Shares, or giving proxies with respect to those Common Shares; and neither the Company nor any of its officers, Managers, employees or agents shall be liable for regarding that person as the owner of those Common Shares at that time for those purposes, regardless of whether that person possesses a certificate for those Common Shares.

                  (b) RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive a distribution by the Company or a Common Share dividend, or in order to make a determination of Members for any other proper purpose, the Managers of the Company may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and, in the case of a meeting of Members, not less than ten days prior to the date on which the particular action requiring such determination of Members is to be taken. The Managers of the Company shall not close the books of the Company against transfers of Common Shares during the whole or any part of such period.

            5.7 QUORUM; ADJOURNMENT. Unless otherwise provided in this Agreement, as it may be amended or restated in accordance with the Delaware Act, a majority of the outstanding Common Shares of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the Members, and the Members present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of Common Shares counted in determining the existence of a quorum. Unless otherwise provided in this Agreement, any meeting of the Members may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; PROVIDED that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the adjourned meeting.

            5.8 MANNER OF ACTING. With respect to any matters as to which no other voting requirement is specified by the Delaware Act or this Agreement, the affirmative vote required for Member action shall be that of a majority of the Common Shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting).

            5.9 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

            5.10 ACTION BY MEMBERS WITHOUT A MEETING. Unless otherwise provided in this Agreement in accordance with the Delaware Act, any action required to be taken at any annual or special meeting of Members of the Company or any action which may be taken at any annual or special meeting of such Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding Common Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Common Shares entitled to vote thereon were present and voted. The prompt notice of taking of the Company's action without a meeting by less than unanimous written consent shall be given by the Secretary of the Company to those Members who have not consented in writing.

                                  ARTICLE VI

                         RIGHTS AND DUTIES OF MANAGERS

            6.1 MANAGEMENT. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, its Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Delaware Act, the Certificate of Formation of the Company or this Agreement.

            6.2 NUMBER, QUALIFICATIONS AND TERMS. The number of Managers of the Company shall be not more than seven (7). Managers need not be residents of the State of Delaware or Members of the Company. The Managers, in their discretion, may elect a chairman of the Managers who shall preside at any meetings of the Managers. Each Manager shall hold office for the full term for which such Manager is elected and until such Manager's successor shall have been duly elected and qualified or until his or her earlier death or resignation or removal in accordance with this Agreement.

            6.3 POWERS OF THE MANAGERS. Without limiting the generality of
Section 6.1, the Managers shall have power and authority, acting in concert in accordance with this Agreement, to cause the Company to do and perform all acts as may be necessary or appropriate to the conduct of the Company's business.

            6.4 INITIAL MANAGERS AND CHAIRMAN. The initial Managers shall be Donald N. Furman, Thomas M. Jenkins, M. Scott Jones, Eileen A. Moran and Jeffrey
W. Yundt. The Chairman of the initial Managers shall be Donald N. Furman.

            6.5 PLACE OF MEETINGS. Meetings of the Managers of the Company, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting. In the absence of a specific designation, the meetings shall be held at the principal office of the Company.

            6.6 REGULAR MEETINGS. Regular meetings of the Managers shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Managers, without further notice of such meetings. The time or place of holding regular meetings of the Managers may be changed by the Chairman or the President of the Company by giving written notice thereof as provided in Section 6.8 hereof.

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            6.7 SPECIAL MEETINGS. Special meetings of the Managers shall be held, whenever called by the Chairman, the President of the Company, by one Manager or by resolution adopted by the Managers, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

            6.8 ATTENDANCE AT AND NOTICE OF MEETINGS. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Managers, and written notice of any change in the time or place of holding the regular meetings of the Managers, shall be given to each Manager personally or by mail or by telegraph, telecopier or similar communication at least ten days before the day of the meeting; PROVIDED, HOWEVER, that notice of any meeting need not be given to any Manager if waived by him or her in writing, or if he or she shall be present at such meeting. Participation in a meeting of the Managers shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            6.9 QUORUM OF AND ACTION BY MANAGERS. A majority (by voting power as determined pursuant to Section 6.15(a)) of the Managers in office shall constitute a quorum for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in this Agreement, all questions shall be decided by a majority of the votes cast by the Managers present.

            6.10 MANAGER AND COMMITTEE ACTION WITHOUT A MEETING. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at a meeting of the Managers or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Managers of the Company or such committee, as the case may be, and filed with the Secretary of the Company.

            6.11 MANAGER AND COMMITTEE TELEPHONE MEETINGS. Subject to the provisions required or permitted by the Delaware Act for notice of meetings, unless otherwise restricted by this Agreement, the Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of such Managers or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 6.11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            6.12 COMPENSATION. Managers shall not be entitled to receive compensation for their services.

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            6.13  REMOVAL; VACANCIES.

                  (a) No Manager of the Company shall be removed from office as a Manager by vote or other action of the Members or otherwise except by the affirmative vote of the holders of at least a majority of the voting power of all issued and outstanding Common Shares generally entitled to vote in the election of Managers, voting together as a single class. Any such removal may be effected with or without cause.

                  (b) Any vacancy in the management shall be filled by the affirmative vote of the holders of at least a majority of the voting power of all issued and outstanding Common Shares generally entitled to vote in the election of Managers, voting together as a single class.

            6.14  COMMITTEES.

                  (a) The Managers, by resolution adopted by a Supermajority of the full Managers, may designate one or more committees, each of which shall be comprised of one or more Managers, and may designate one or more Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified members at any meeting of that committee. Any such committee shall have the authority delegated to it in such resolution or in this Agreement, to the extent permitted by the Delaware Act.

                  (b) The Managers shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Managers. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of the committee, unless the act of a greater number is required by a resolution adopted by the Managers. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Managers, meetings of any committee shall be conducted in accordance with Sections 6.7, 6.8, 6.9, 6.10, 6.11, 6.12 and 12.3 hereof. Any member of any such committee elected or appointed by the Managers may be removed by the Managers whenever in their judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

                  (c) Notwithstanding the foregoing, no committee of or established by the Managers shall be entitled to act on behalf of the Company on any matter that otherwise requires a Supermajority vote of the Managers.

                  (d) Any action taken by any committee of the Managers shall promptly be recorded in the minutes and filed with the Secretary of the Company.

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            6.15  VOTING.

                  (a) Each Manager shall have the voting power assigned to such Manager upon such Manager's election as Manager. The voting power of each such Manager shall be noted in the minutes of the meeting at which the Manager was elected. Each initial Manager shall have voting power as set forth in the Certificate of Incorporation of Market Hub Partners, Inc.

                  (b) So long as the Company shall act as Managing General Partner pursuant to that certain Agreement of Limited Partnership of Egan Hub Partners, L.P., dated as of December 15, 1994 (the "Partnership Agreement"), a Supermajority Vote of the Managers shall be required for the Company to take or cause to be taken any of the following actions in its role as Managing General Partner of Egan Hub Partners, L.P. (the "Partnership") (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Partnership Agreement):

                        (1) Acquisitions or divestitures of assets for consideration in excess of $1 million;

                        (2) Approval of Expansions (as such term is defined in the Agreement of Limited Partnership of Market Hub Partners, L.P. (the "MHP Agreement")) of the Facilities (as such term is defined in the MHP Agreement) not in the original Development Plan of the MHP Agreement involving capital expenses in excess of $1 million;

                        (3) Approval of any financing plan which includes undertakings by the Partnership to incur debt obligations, guarantees or other financial obligations to lenders, creditors, investors, institutions or similar parties outside the Partnership ("Financing Plan");

                        (4) Approval of credit agreement, instruments evidencing debt, guarantees of debt or other undertakings outside of the Financing Plan of the Partnership;

                        (5) Modifications to budgets or operating plans for the Facility in the event that:

                              (i) at any time, any revision of the project budget results in a difference of more than 15% from the stated amount in the Development Plan described in the MHP Agreement;

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
                              (ii) at the time of the stated Checkpoint Date in the Development Plan, the calculated percentage of capacity actually leased deviates from the stated Checkpoint Date Leases Signed percentage by more than 15% of such stated percentage, where the calculated percentage excludes any leases signed which are of inadequate term or are otherwise inadequate to support debt financing of the Facility as anticipated in the Financing Plan; or

                              (iii) service has not commenced as of the in
                                    service date for a Facility as specified in the Development Plan.

                        (6) Approval of budgets submitted to the Company for the Partnership;

                        (7) Approval of merger, consolidation, or transactions of a similar nature involving the Company or the Partnership;

                        (8) Approval of the form and substance of filings required by any regulatory agency;

                        (9) Prior approval of the execution by a Partner of the Partnership of any contract obligating the Partnership or a Facility to expenditures in excess of $100,000;

                        (10) Entering into agreements for the provision of services to the Partnership or the Facility, including development, engineering, construction, operation, maintenance, administration, sales, electronic title tracking and trading information services;

                        (11) Entering into agreements for the provision of operation support services to the Partnership or the Facility, including legal, accounting and regulatory support services, and for the provision of miscellaneous services budgeted at more than $10,000;

                        (12) The issuance of any Common Shares of the Company;

                        (13) Withdrawal of the Company as the general partner of the Partnership.

                  (c) A Supermajority Vote of the Managers shall be required to approve the Company's annual general and administrative budget.

                  (d) Notwithstanding the foregoing, a Special Majority Vote shall be required for the Company to take or cause to be taken, any of the following actions in its role as Managing General Partner of the Partnership:

                        (1) Entering into any loan, note or other agreement with, or approving fees or commissions to be paid to, any Partner or Affiliate of any Partner (as each such term is defined in the Partnership Agreement);

                        (2) Amending or terminating agreements for the provision of services to the Partnership or an Affiliate of the Partnership, including development, engineering, construction, operation, maintenance, administration, sales, electronic title tracking and trading information services;

                        (3) Amending or terminating agreements for the provision of operation support services to the Partnership or an Affiliate of the Partnership, including legal, accounting and regulatory support services, and for the provision of miscellaneous services budgeted at more than $10,000;

                        (4) Determining whether the Partnership should pursue legal, equitable or administrative rights or remedies on behalf of the Partnership against a Partner or one or more of its Affiliates;

                        (5) Exercising the audit rights of the Partnership or Affiliates of the Partnership with respect to any contract providing for such rights entered into with a Partner or Affiliate of Partner.

                        (6)   Determining indemnification rights pursuant to
                              Section 8.02(g) of the Partnership Agreement.

                  (e) The unanimous vote of the Managers shall be required for the Company to take or cause to be taken, in its role as Managing General Partner of the Partnership, any action with respect to approval of the construction of any new facility other than an approved Expansion of a Facility.

            6.16 LIABILITY OF MANAGERS. A Manager shall not be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company by reason of his acting as a Manager of the Company. A Manager of the Company shall not be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of the Delaware Act as a result of the willful or grossly negligent act or omission of the Manager. If the laws of the State of Delaware are amended after the date of this Agreement to authorize action further eliminating or limiting the personal liability of Managers, then the liability of a Manager of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended laws of the State of Delaware. Any repeal or modification of this Section 6.16 by the Members of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Manager of the Company existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification.

                                  ARTICLE VII

                                   OFFICERS

            7.1 DESIGNATION. The officers of the Company shall consist of a Chief Executive Officer, President, Secretary, Treasurer and such other officers as may be elected or appointed by the Managers. Any number of offices may be held by the same person.

                  (a) The Chief Executive Officer of the Company, subject to the control of the Managers, shall have general supervision and control of the business, affairs and properties of the Company and its general officers. The Chief Executive Officer shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Managers. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Managers.

                  (b) The President shall be the Chief Operating Officer of the Company and, subject to the control of the Managers and the Chief Executive Officer, shall have general supervision of the business, affairs and properties of the Company and shall see that all orders and resolutions of the Managers are carried into effect. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Managers and the Chief Executive Officer.

                  (c) The Treasurer shall be the treasurer of the Company and shall have the custody of the Company's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the President and the Managers, at their regular meeting or when the Managers so require, an account of all his transactions as Treasurer and of the financial condition of the Company.

                  (d) The Secretary shall attend all meetings of the Managers and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Managers and shall perform such other duties as may be prescribed by the Managers, Chief Executive Officer or President, under whose supervision he or she shall serve. The Secretary shall see that all books, reports, statements, certificates and other documents and records of the Company required by law to be kept or filed are properly kept or filed, as the case may be.

            7.2 POWERS AND DUTIES. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Managers of the Company, as well as such powers and duties as from time to time may be conferred by the Managers of the Company.

            7.3 VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the same shall be filled by the Managers of the Company, and the officer so elected shall hold office until such officer's successor is elected or appointed or until his earlier death, resignation or removal.

            7.4 REMOVAL. Any officer or agent elected or appointed by the Managers of the Company may be removed by the Managers of the Company whenever in their judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                                 ARTICLE VIII

                                INDEMNIFICATION

            8.1 GENERAL. The Company shall indemnify, and advance Expenses (as this and all other capitalized words are defined in Section 8.9 hereof) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of effectiveness of this Agreement, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by the Delaware Act.

            8.2 EXPENSES RELATED TO PROCEEDINGS. If Indemnitee is, by reason of his Company Status, a witness in any Proceeding or is a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

            8.3 ADVANCEMENT OF EXPENSES. Indemnitee shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by the Delaware Act.

            8.4 REQUEST FOR INDEMNIFICATION. To obtain indemnification Indemnitee shall submit to the Company a written request with such information as is reasonably available to Indemnitee. The Secretary of the Company shall promptly advise the Managers of the Company of such request.

            8.5 NONEXCLUSIVITY OF RIGHTS. The rights of indemnification and advancement of Expenses as provided by this Article VIII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, this Agreement, any other agreement, a vote of the Members of the Company or a resolution of the Managers of the Company, or otherwise. No amendment, alteration or repeal of this Article VIII or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VIII shall continue as to an Indemnitee whose Company Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

            8.6 INSURANCE AND SUBROGATION. To the extent the Company maintains an insurance policy or policies providing liability insurance for Managers or officers of the Company or of any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such Manager or officer under such policy or policies.

            In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

            The Company shall not be liable under this Article VIII to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

            8.7 SEVERABILITY. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VIII shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

            8.8 CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION. Notwithstanding any other provision of this Article VIII, no person shall be entitled to indemnification or advancement of

Expenses under this Article VIII with respect to any Proceeding, or any Matter therein, brought or made by such person against the Company.

            8.9 DEFINITIONS. For purposes of this Article VIII:

                  "Company Status" describes the status of a person who is or was a Manager, officer, employee, agent or fiduciary of the Company or of any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

                  "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 8.1 or 8.2 hereof by reason of his Company Status.

                  "Matter" is a claim, a material issue, or a substantial request for relief.

                  "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

            8.10 NOTICES. Any communication required or permitted to the Company shall be addressed to the Secretary of the Company and any such communication to Indemnitee shall be addressed to his home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

            8.11 CONTRACTUAL RIGHTS. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him and the Company, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

                                  ARTICLE IX

                           ISSUANCE OF CERTIFICATES

            9.1 ISSUANCE OF CERTIFICATES. The certificates for the Common Shares shall be in such form as shall be approved by the Managers or may be uncertificated. In the case of certificated Common Shares, the Company shall deliver certificates representing Common Shares to which Members are entitled. Certificates representing such certificated Common Shares shall be signed by the President and either the Secretary or an Assistant Secretary, and may bear the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance. Upon the transfer of a Common Share, the Company shall issue replacement Certificates according to such procedures as the Company may reasonably establish.

                                   ARTICLE X

                         ALLOCATIONS AND DISTRIBUTIONS

            10.1 ALLOCATIONS. Except as may otherwise be unanimously agreed by the Managers with the consent of the Members, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their ownership interest in the Company expressed as a percentage of the total Common Shares issued and outstanding.

            10.2 DISTRIBUTIONS. From time to time the Managers, by unanimous agreement, may determine to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve, and if such an excess exists, cause the Company to distribute to the Members, in accordance with their ownership interest in the Company expressed as a percentage of the total Common Shares issued and outstanding (or such other proportions as all of the Managers may agree, with the consent of the Members) an amount in cash equal to that excess.

                                  ARTICLE XI

                          DISSOLUTION AND TERMINATION

            11.1 DISSOLUTION. The Company shall dissolve upon the occurrence of any of the following events:

                  (a)   if the Members so agree in writing;

                  (b) if the holders of a majority of the voting power of all issued and outstanding Common Shares generally entitled to vote in the election of Managers vote to dissolve the Company; or

                  (c) as otherwise provided under the Delaware Act.

            11.2 EFFECT OF DISSOLUTION. Upon the occurrence of any of the events specified in this Article effecting the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of cancellation has been issued by the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

            11.3  WINDING UP, LIQUIDATING AND DISTRIBUTION OF ASSETS.

                  (a) Upon dissolution, an accounting shall be made of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

                  (b) If the Company is dissolved and its affairs are to be wound up, the Managers shall (1) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets in kind to the Members), (2) allocate any income or loss resulting from such sales to the Members in accordance with this Agreement, (3) discharge all liabilities to creditors in the order of priority as provided by law, (4) discharge all liabilities of the Members (other than liabilities to Members or for Capital Contributions to the extent unpaid in breach of an obligation to do so), including all costs relating to the dissolution, winding up and liquidation and distribution of assets, (5) establish such reserves as the Managers may determine to be reasonably necessary to provide for contingent liabilities of the Company, (6) discharge any liabilities of the Company to the Members other than on account of their interests in Company capital or profits and (7) distribute the remaining assets and properties of the Company, tangible and intangible, to the Members, either in cash or in kind, as determined by the Managers, PRO RATA according to the relative number of Common Shares held by each. If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Managers.

                  (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation of the Company no Member shall have any obligation to make any contribution to the capital of the Company other than any Capital Contributions such Member agreed to make in accordance with this Agreement.

                  (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                  (e) The Managers shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

            11.4 CERTIFICATE OF CANCELLATION. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation shall be executed in duplicate, and verified by the person signing the Certificate of Cancellation and filed with the Delaware Secretary of State, which Certificate shall set forth the information required by the Delaware Act.

            11.5 RETURN OF CONTRIBUTION NON-RECOURSE TO OTHER MEMBERS. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member's Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

            12.1 AMENDMENTS. This Agreement may be amended, altered or repealed by the majority vote of the Members at any annual or special meeting and, except as may be otherwise required by law, the power to amend, alter or repeal this Agreement by Supermajority Vote is also vested in the Managers. Notwithstanding the foregoing, amendments or alterations to Sections 5.8, 6.1, 6.2, 6.9, 6.13, 6.14, 6.15 and 12.1 shall require the unanimous vote of the Managers or the majority of the Members, as the case may be.

            12.2 BOOKS AND RECORDS. The Company shall keep books and records of account and shall keep minutes of the proceedings of its Members, its Managers and each committee of its Managers.

            12.3 WAIVER OF NOTICE. Whenever any notice is required to be given to any Member, Manager or committee member under the provisions of the Delaware Act or this Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

            12.4 RESIGNATIONS. Any Manager or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or the Secretary of the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

            12.5 SEAL. The seal of the Company shall be in such form as the Managers may adopt.

            12.6 FISCAL YEAR. The fiscal year of the Company shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Managers.

            12.7 APPLICATION OF DELAWARE LAW. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Delaware Act.

            12.8 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives, during the term of the Company, any right that such Member may have to maintain any action for partition with respect to the property of the Company.

            12.9 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

            12.10 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

            12.11 WAIVERS. No waiver of any right under this Agreement shall be effective unless evidenced in writing and executed by the Person entitled to the benefits thereof. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent another act or omission, which would have originally constituted a violation, from having the effect of an original violation.

            12.12 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other rights or remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            12.13 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

            12.14 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

            12.15 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

            12.16 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

            EXECUTED to be effective as of the 31st day of December, 1997.

                                    MARKET HUB PARTNERS STORAGE, L.P.

                                    By:   MARKET HUB PARTNERS STORAGE,
                                          L.L.C., as General Partner

                                    By:______________________________________
                                          Anthony J. Clark
                                          Vice President, Secretary and Chief
                                          Financial Officer